Exhibit 99.1

ASX Announcement

5 September 2024

Coronado updates guidance for FY 2024

Coronado Global Resources Inc. (“Coronado”, the “Company” ASX: CRN) today announces an update to market guidance for the financial year ending 31 December 2024 (“FY24”).

During the month of August, the Company’s Curragh Complex was negatively impacted by required mechanical repairs to the overland conveyor, as previously reported; and subsequent rainfall levels more than 3 times the 10-year monthly average for the area. The impacts of this rain were well in excess of forecast. The subsequent delay to pre-strip activities has resulted in some coal production being deferred into FY 2025. Following the elevated rainfall experienced at Curragh in August and the Australian Bureau of Meteorology’s expectations of a La Nina weather pattern, Coronado is reporting a more conservative production forecast for Q4 FY24 assuming above mean rainfall levels for the remainder of the year.

To mitigate the weather impacts to production, in October 2024, the Company plans to temporarily idle an additional fleet at the Curragh Complex to reduce costs. The planned idled fleet consists of a Company owned Shovel, fleet of T282 trucks and ancillary equipment totaling 14 pieces of equipment that are less productive and cost effective when operating in elevated rainfall periods. If idled, the Curragh Complex will have removed six fleets from operation since April 2024.

At our U.S. operations, the Logan Complex continues to be a stable performer and is forecast to continue as planned. At Buchanan, the performance from the combined operating flexibility from the Northern and Southern Longwall Districts is being realised. The expected yield improvements in H2 and increased production rates at Buchanan remain on plan.

Due to large stockpiles at 30 June 2024, as previously reported, the Company expects FY24 Sales Volumes to exceed Saleable Production.

Coronado revises FY24 guidance as follows (USD, Million metric tonnes):

	Original FY24 Guidance	Revised FY24 Guidance
Saleable Production (MMt)	16.4 – 17.2	15.4 – 16.0
Average Mining Cost per Tonne Sold ($)	95 – 99	105 – 110
Capital Expenditure ($m)	220 – 250	No Change

Saleable Production for FY24 is revised to between 15.4 – 16.0 due to the above average rainfall at Curragh in August that has deferred production tonnages; and the anticipated La Nina weather pattern with elevated rainfall levels for the remainder of the year, resulting in a more conservative production forecast.

Average Mining Cost per Tonne Sold for FY24 is revised to between $105 - $110 due to the impact of lower production guidance, partly offset by the reduction in fleets at Curragh.

Capital Expenditure remains within guidance, but to the upper end of guidance as some capital works have been accelerated into FY24 primarily related to the Company’s expansion works at Buchanan.

Douglas Thompson, Managing Director and CEO stated “Today we advise the market of changes to production and cost guidance for FY24. The impacts from wet weather and subsequent deferral of production to FY 2025 do not derail our short-term strategic objectives which remain on target, to complete our organic growth projects at Buchanan and the Mammoth Underground at Curragh. These projects we expect will deliver substantially higher production rates from FY 2025 and will significantly de-risk our operations against weather impacts, mechanical issues and bottlenecks in the future.

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As our Curragh Complex enters a period of expected adverse weather impacts in Queensland, we have decided to temporarily idle an additional fleet to make the business unit more resilient to higher costs associated with poorer mining conditions in wet periods, short term expected lower market pricing due to an oversupply of steel in the market, persistent industry inflation; and elevated cost structures imposed on our industry by the ongoing extreme Queensland royalties. The extreme royalties in Queensland have in large part removed the industry’s resilience to the volatility of the natural market commodity cycles. As a result, Coronado will plan its mines in Queensland to be more market agile and the steps to temporarily idle an additional fleet are aligned with this plan.

Coronado is fortunate to have our U.S. business unit as a balancing influence on the exposure to the Queensland royalties; and we continue to progress with our expansion plans at Buchanan.

Coronado remains committed to our Curragh Complex and Mammoth Underground project, as these significant metallurgical coal assets present substantial long-term value to our shareholders, however, the significant cost imposition placed on all Queensland coal miners from the higher royalties is making these types of investments less competitive.”

Approved for release by the Board of Directors of Coronado Global Resources Inc.

For further information, please contact:

Investors

Matthew Sullivan

Investor Relations

P: +61 412 157 276

E: msullivan@coronadoglobal.com

E: investors@coronadoglobal.com

Andrew Mooney

Investor Relations

P: +61 458 666 639

E: amooney@coronadoglobal.com

Media Helen McCombie Morrow Sodali P: +61 411 756 248 E: helen.mccombie@sodali.com

Forward–Looking Statements

This release contains forward-looking statements concerning our business, operations, financial performance and condition, the coal, steel and other industries, as well as our plans, objectives and expectations for our business, operations, financial performance and condition. Forward-looking statements are predictive in character and may be identified by words such as “may,” “could,” “believes,” “estimates,” “expects,” “likely,” “intends,” “plans”, “considers,” “anticipate,” “forecast,” “outlook,” “target” and similar expressions in this release. Any forward-looking statements involve known and unknown risks, uncertainties, assumptions and other important factors that could cause actual results, performance, events or outcomes to differ materially from the results, performance, events or outcomes expressed, implied or anticipated in these statements, many of which are beyond our control. Such forward-looking statements are based on an assessment of present economic and operating conditions on a number of best estimate assumptions regarding future events and actions.

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These factors are difficult to accurately predict and may be beyond our control. Factors that could affect our results, our announced plans, or an investment in our securities include, but are not limited to: the prices we receive for our coal; uncertainty in global economic conditions, including the extent, duration and impact of ongoing civil unrest and wars, as well as risks related to government actions with respect to trade agreements, treaties or policies; a decrease in the availability or increase in costs of key supplies, capital equipment or commodities, such as diesel fuel, steel, explosives and tires, as the result of inflationary pressures or otherwise; the extensive forms of taxation that our mining operations are subject to, and future tax regulations and developments. For example, the amendments to the coal royalty regime implemented in 2022 by the Queensland State Government in Australia introducing higher tiers to the coal royalty rates applicable to our Australian Operations; concerns about the environmental impacts of coal combustion and greenhouse gas, or GHG emissions, relating to mining activities, including possible impacts on global climate issues, which could result in increased regulation of coal combustion and requirements to reduce GHG emissions in many jurisdictions, including federal and state government initiatives to control GHG emissions could increase costs associated with coal production and consumption, such as costs for additional controls to reduce carbon dioxide emissions or costs to purchase emissions reduction credits to comply with future emissions trading programs, which could significantly impact our financial condition and results of operations, affect demand for our products or our securities and reduced access to capital and insurance; severe financial hardship, bankruptcy, temporary or permanent shut downs or operational challenges of one or more of our major customers, including customers in the steel industry, key suppliers/contractors, which among other adverse effects, could lead to reduced demand for our coal, increased difficulty collecting receivables and customers and/or suppliers asserting force majeure or other reasons for not performing their contractual obligations to us; our ability to generate sufficient cash to service our indebtedness and other obligations; our indebtedness and ability to comply with the covenants and other undertakings under the agreements governing such indebtedness; our ability to collect payments from our customers depending on their creditworthiness, contractual performance or otherwise; the demand for steel products, which impacts the demand for our metallurgical, or Met, coal; risks inherent to mining operations could impact the amount of coal produced, cause delay or suspend coal deliveries, or increase the cost of operating our business; weather-related events resulting in lost production, supply chain disruptions and increased operating costs; the loss of, or significant reduction in, purchases by our largest customers; risks unique to international mining and trading operations, including tariffs and other barriers to trade; unfavorable economic and financial market conditions; our ability to continue acquiring and developing coal reserves that are economically recoverable; uncertainties in estimating our economically recoverable coal reserves; transportation for our coal becoming unavailable or uneconomic for our customers; the risk that we may be required to pay for unused capacity pursuant to the terms of our take-or-pay arrangements with rail and port operators; our ability to retain key personnel and attract qualified personnel; any failure to maintain satisfactory labor relations; our ability to obtain, renew or maintain permits and consents necessary for our operations; potential costs or liability under applicable environmental laws and regulations, including with respect to any exposure to hazardous substances caused by our operations, as well as any environmental contamination our properties may have or our operations may cause; extensive regulation of our mining operations and future regulations and developments; our ability to provide appropriate financial assurances for our obligations under applicable laws and regulations; assumptions underlying our asset retirement obligations for reclamation and mine closures; any cyber-attacks or other security breaches that disrupt our operations or result in the dissemination of proprietary or confidential information about us, our customers or other third parties; the risk that we may not recover our investments in our mining, exploration and other assets, which may require us to recognize impairment charges related to those assets; risks related to divestitures and acquisitions; and the risk that diversity in interpretation and application of accounting principles in the mining industry may impact our reported financial results.

We make many of our forward-looking statements based on our operating budgets and forecasts, which are based upon detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. See Part I, Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC and ASX on February 20, 2024 for a more complete discussion of the risks and uncertainties mentioned above and for discussion of other risks and uncertainties we face that could cause actual results to differ materially from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements and hereafter in our other filings with the SEC and public communications. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties. We caution you that the risks and uncertainties identified by us may not be all of the factors that are important to you. You should not interpret the disclosure of any risk to imply that the risk has not already materialized. Furthermore, the forward-looking statements included in this release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, or otherwise, except as required by applicable law.

Reconciliation of Non-GAAP Measures

This update includes a discussion of results of operations and references to and analysis of certain non-GAAP measures (as described below) which are financial measures not recognised in accordance with U.S. GAAP. Non-GAAP financial measures are used by the Company and investors to measure operating performance. Management uses a variety of financial and operating metrics to analyse performance, including Mining Cost per Tonne Sold, which we define as mining cost of coal revenues divided by sales volumes (excluding non-produced coal) for the respective segment. These metrics are significant in assessing operating results and profitability.

Reconciliations of certain forward-looking non-GAAP financial measures, including our 2024 Mining Cost per Tonne Sold guidance, to the most directly comparable GAAP financial measures are not provided because the Company is unable to provide such reconciliations without unreasonable effort, due to the uncertainty and inherent difficulty of predicting the occurrence and the financial impact of items impacting comparability and the periods in which such items may be recognised. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

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